SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2011

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-137174	98-0377767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 833 - 4th Ave SW, Calgary, AB, Canada	T2P 3T5
(Address of principal executive offices)	(Zip Code)

(403) 513-2663
(Registrant’s telephone number, including area code)

N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

TAMM Oil and Gas Corp (“TAMM”) has reached an agreement for a conventional industry farm in on the Manning properties with Cougar Oil and Gas Canada, Inc. (“Cougar”) – and approved by the Board of Directors  of TAMM on March 15, 2011.

Under the terms of the agreement – Cougar has two work commitments to earn working interest in the Manning properties.  The first work commitment of $2.5 million Cdn for the first year to perform certain activities consisting of drilling, seismic, coring and geologic reviews – including 3d party engineering reports -  to support an application to convert the P&NG leases to oil sands leases. After the first earning program, Cougar will earn 30% of the overall working interest and be designated operator on the Manning Project. The second work commitment of $6.5 million Cdn for the subsequent 24 months consisting of drilling, seismic, coring, and geologic reviews and updates to the various reports. Post the second earning program, Cougar will earn an additional 20% working interest.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits – Farm in agreement between TAMM Oil and Gas Corp and Cougar Oil and Gas Canada, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Dated: March16, 2011	By:	/s/ William Tighe
William S Tighe - Chairman